Exhibit 24(b)8(i)(vi)

FIFTH AMENDMENT TO

PARTICIPATION AGREEMENT

This Fifth Amendment (the “Amendment”) dated May 1, 2019 by and among Putnam Variable Trust (the “Trust”), Putnam Retail Management Limited Partnership (the “Underwriter”), and Minnesota Life Insurance Company (the “Company”).

WHEREAS, the Trust, Underwriter, and Company entered into that certain Participation Agreement dated April 30, 2002, as amended October 1, 2006, January 26, 2009, April 5, 2010 and October 6, 2012 (the “Agreement”); and

WHEREAS, the Trust, the Underwriter, and the Company wish to update the funds set forth in Schedule A to the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter, and the Company hereby acknowledge and agree as follows:

1.	Schedule A of the Agreement shall be deleted in its entirety and replaced with the following Schedule A, attached hereto.

2.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST		PUTNAM RETAIL MANAGEMENT
LIMITED PARTNERSHIP

By:	/s/ Michael Higgins	By:	/s/ Mark Coneeny
Name:	Michael Higgins	Name:	Mark Coneeny
Title:	Treasurer of the Funds	Title:	Head of Rel. Mgmt.

MINNESOTA LIFE INSURANCE COMPANY

By:	/s/ Daniel Kruse
Name:	Daniel Kruse
Title:	Vice President and Actuary

SCHEDULE A

to

MINNESOTA LIFE INSURANCE COMPANY

PARTICIPATION AGREEMENT

(as amended May 1, 2019)

Name of Separate Account	Product Name
Variable Annuity Account	MultiOption Achiever Annuity
MultiOption Classic Annuity
MultiOption Advisor Annuity
MultiOption Legend Annuity
MultiOption Extra Annuity
MultiOption Guide Annuity

Minnesota Life Variable Life Account	Variable Adjustable Life
Variable Adjustable Life – Second Death
Variable Adjustable Life Horizon
Variable Adjustable Life Summit
Variable Adjustable Life Survivor

Minnesota Life Individual Variable Universal	Premier Variable Universal Life
Life Account	Variable Universal Life Defender®

All Class IA and Class IB shares of the Funds